SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report: May 20, 2015

BALTIA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	11-2989648 (IRS Employer Identification No.)
JFK INTERNATIONAL AIRPORT Building 151, Room 361, Jamaica, NY 11430 (Address of principal executive offices) Issuer's Telephone Number: (718) 244 8880
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.03(a) Amendment to Articles of Incorporation

On May 11, 2015, the Company amended its Articles of Incorporation pursuant to authorization of the Board of Directors and a vote of the majority of all outstanding shareholders entitled to vote at a meeting on October 3, 2014, amending Article 4 to read:

(4) The aggregate number of shares which the corporation shall have authority to issue is 6,986,000,000 common shares ($.0001 par value), 2,000,000 preferred shares ($.01 par value) and 50 class B preferred shares ($500,000.00 par value). Shareholders do not have preemptive rights.
This amendment alters the Articles of the Company in two respects: 1) increasing the number of authorized common shares by 1,000,000,000 to a total of 6,986,000,000, and 2) creating a new class of shares, class B preferred, $500,000.00 par value, 50 shares authorized, and is effective as of the date of filing with the New York Department of State which is May 11, 2015. The text of the amendment is attached as Exhibit 1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baltia Air Lines

/ ____ signed ___ /
Igor Dmitrowsky
President

_____ May 20, 2015 ____